SECRETARY OF STATE

                     [THE GREAT SEAL OF THE STATE OF NEVADA]

                                 STATE OF NEVADA


                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MED MARK, INC. did on the FIFTH day of NOVEMBER, 1996 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                         IN WITNESS WHEREOF, I have hereunto set
                                         my hand and affixed the Great Seal of
                                         State, at my office, in Carson City,
                                         Nevada, this FIFTH day of NOVEMBER,
                                         1996.



                                                /S/ DEAN HELLER
                                                Secretary of State

     [SEAL]

                                          By    /S/ [ILLEGIBLE]
                                                Certification Clerk

                                     BYLAWS

                                       OF

                                 MED MARK, INC.


                                    ARTICLE I

                                     OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located in the City of Las Vegas, Nevada, Clark County, State of Nevada.

     SECTION 2. OTHER OFFICES. In addition to the principal office at 7604 Delaware Bay, Las Vegas, Nevada 89128, other offices may also be maintained at such other place or places, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, where any and all business of the Corporation may be transacted, and where meetings of the stockholders and of the Directors may be held with the same effect as though done or held at said principal office.


                                   ARTICLE II

                           MEETING OF THE STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholder, commencing with the year 1995, shall be held at the registered office of the corporation, or at such other place as may be specified or fixed in the notice of said meetings in the month of or the month preceding the due date of the annual list of the officers and directors of the corporation at such time as the shareholders shall decide, for the election of directors and for the transaction of such other business as may properly come before said meeting.

     SECTION 2. NOTICE OF ANNUAL MEETING. The Secretary shall mail, in the manner provided in Section 5 of Article II of these Bylaws, or deliver a written or printed notice of each annual meeting to each stockholder of record, entitled to vote thereat, or may notify by telegram, at least ten and not more than sixty
(60) days before the date of such meeting.

     SECTION 3. PLACE OF MEETINGS. The Board of Directors may designate any place either within or without the State of Nevada as the place of meeting for annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders may designate any


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


place either within or without the State of Nevada, as the place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of Corporation in the State of Nevada, except as otherwise provided in Section 6, Article II of these Bylaws, entitled "Meeting of All Stockholders".

     SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders shall be held at the principal office of the Corporation or at such other place as shall be specified or fixed in a notice hereof. Such meetings of the stockholders may be called at any time by the President or Secretary, or by a majority of the Board of Directors then in office, and shall be called by the President with or without Board approval on the written request of the holders of record of at least fifty percent (50%) of the number of shares of the Corporation then outstanding and entitled to vote, which written request shall state the object of such meeting.

     SECTION 5. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his/her address as it appears on the records of the Corporation, with postage prepaid.

     Any stockholder may at any time, by duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement by signed before or after such meeting.

     SECTION 6. MEETING OF ALL STOCKHOLDERS. If all the stockholders shall meet at any time and place, either within or without the State of Nevada, and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

     SECTION 7. QUORUM. At all stockholder's meetings, the presence in person or by proxy of the holders of a majority of the outstanding stock entitled, to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future tithe not less than seven

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

(7) nor more than twenty-one (21) days later, and the Secretary shall thereupon give at least three (3) days' notice by mail to each stockholders entitled to vote who is absent from such meeting.

     SECTION 8. MODE OF VOTING. At all meetings of the stockholders the voting may be voice vote, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him/her and, if such ballot be cast by proxy, it shall also state the name of such proxy; provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

     SECTION 9. PROXIES. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specified therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until any instrument revoking it or duly executed proxy bearing a later date is filed with the Secretary of the Corporation. At no time shall any proxy be valid which shall be filed less than ten (10) hours before the commencement of the meeting.

     SECTION 10. VOTING LISTS. The officer or agent in charge of the transfer books for shares of the corporation shall make, at least three (3) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order with the number of shares held by each, which list for a period of two (2) days prior to such meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder at any time during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, kept in this state, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

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


     SECTION 11. CLOSING TRANSFER BOOKS OR FIXING OR RECORD DATE. For the purpose of determining stockholders entitled to notice or to vote for any meeting of stockholders, the Board of Directors of the Corporation may provide that the stock transfer books be closed for a stated period but not to exceed in any case sixty (60) days before such determination. If the stock transfer books be closed for the purpose of determining stockholders entitled to notice of a meeting of stockholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date in any case to be not more than sixty (60) days, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of stockholders entitled to notice of meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record of date for such determinations of shareholders.

     SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation by prescribe, or, in the absence of such provisions, the Board of Directors of such corporation may determine.

     Shares standing in the name of deceased person may be voted by his/her administrator or executor, either in person or by proxy. Shares standing in the name of the guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his/her name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court at which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


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

     Shares of its' own stock belonging to this corporation shall not voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 13. INFORMAL ACTION BY STOCKHOLDERS. Any action is required to be taken at a meeting of the stockholders or any other action which may be taken at a meeting of the stockholders except the election of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entit1ed to vote with respect to the subject matter thereof.

     SECTION 14. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of stockholders.

                                   ARTICLE III

                                    DIRECTORS

     SECT1ON 1. GENERAL POWERS. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws, Articles of Incorporation and the laws of the State of Nevada. The Board of Directors shall further have the right to delegate certain other powers to the Executive Committee as provided in these Bylaws.

     SECTION 2. NUMBER OF DIRECTORS. The affairs and business of this Corporation shall be managed by a Board of Directors consisting of not less than one (1) or more than seven (7), until changed by amendment to these Bylaws adopted by the shareholders amending this Section 2, Article III, and except as authorized by the Nevada Revised Statutes, there shall in no event be less than one (1) Director.

     SECTION 3. ELECTION. The Directors of the Corporation shall be elected at the annual meeting of the stockholders except as hereinafter otherwise provided for the fi1ling of vacancies. Each

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


Director shall hold office for a term of one (1) year and until his successor shall have duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 4. VACANCIES IN THE BOARD. Any vacancy in the Board of Directors occurring during the year through death, resignation, removal or other cause, including vacancies caused by an increase in the number of directors, shall be filled for the unexpired portion they constitute a quorum, at any special meeting of the Board called for that purpose, or at any regular meeting thereof; provided, however, that in the event the remaining directors do not represent a quorum of the number set forth in Section 2 hereof, a majority of such remaining directors may elect directors to fill any vacancies.

     SECTION 5. DIRECTORS MEETINGS. Annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the stockholders. Other regular meetings of the Board of Directors shall from time to time by resolution be prescribed. No further notice of such annual or regular meeting of the Board of Directors need be given.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 7. NOTICE. Notice of any special meeting shall be given at least twenty-four (24) hours previous thereto by written notice if personally delivered, or five (5) days previous thereto if mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waive of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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


     SECTION 8. CHAIRMAN. At all meetings of the Board of Directors, the President shall serve as Chairman, or in the absence of the President, the Directors present shall choose by majority vote a Director to preside as Chairman.

     SECTION 9. QUORUM AND MANNER OF ACTING. A majority of Directors, whose number is designated in Section 2 herein, shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the majority of the Directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board and the individual Directors shall have no power as such.

     SECTION 10. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause at any time by the vote or written consent of the stockholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power.

     SECTION 11. VOTING. At all meetings of the Board of Directors, each Director is to have one (1) vote, irrespective of the number of shares of stock that he may hold.

     SECTION 12. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any of attendance of each meeting of the Board, and may be paid a fixed sum for attendance at meetings or a stated salary of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 13. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall file forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

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

                                   ARTICLE IV

                               EXECUTIVE COMMITTEE

     SECTION 1. NUMBER AND ELECTION. The Board of Directors may, in its' discretion, appoint from it's membership an Executive Committee of one (1) or more Directors, each to serve at the pleasure of the Board of Directors.

     SECTION 2. AUTHORITY. The Executive Committee is authorized to take any action which the Board of Directors could take, except that the Executive Committee shall not have the power either to issue or authorize the issuance of shares of capital stock, to amend the Bylaws, or a resolution of the Board of Directors. Any authorized action taken by the Executive Committee shall be as effective as if it had been taken by the full Board of Directors.

     SECTION 3. REGULAR MEETINGS. Regular meetings of the Executive Committee may be held within or without the State of Nevada at such time and place as the Executive Committee may provide from time to time.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Executive Committee may be called by or at the request of the President or any member of the Executive Committee.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least one (1) day previous thereto by written notice, telephone, telegram or in person. Neither the business to be transacted, nor the purpose of a regular or special meeting of the Executive Committee need be specified in the notice of waiver of notice of such meeting. A member may waive notice of any meeting of the Executive Committee. The attendance of a member at any meeting shall constitute a waiver of notice of such meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6. QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting of the Executive Committee; provided that if fewer than a majority of the members are present at said meeting a majority of the members present may adjourn the meeting from time to time without further notice.

     SECTION 7. MANNER OF ACTING. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee, and said Committee

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shall keep regular minutes of it's proceedings  which shall at all times be open for inspection by the Board of Directors.

     SECTION 8. PRESUMPTION OF ASSENT. A member of the Executive Committee who is present at a meeting of the Executive Committee at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof, or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a member of the Executive Committee who voted in favor of such action.

                                    ARTICLE V

                                    OFFICERS

     SECTION 1. NUMBER. The officers of the Corporation shall be a President, Vice President, a Treasurer and a Secretary and such other or subordinate officers as the Board of Directors may, from time to time elect. One (1) person may hold the office and perform the duties of one or more of said officers. No officer need to a member of the Board of Directors.

     SECTION 2. ELECTION, TERM OF OFFICE, QUALIFICATIONS. The officers of the Corporation shall be chosen by the Board of Directors and they shall be elected annually at the meeting of the Board of Directors held immediately after each annual meeting of the stockholders except as hereinafter otherwise provided for filling vacancies. Each officer shall hold his/her office until his/her successor has been duly chosen and has qualified, or until his/her death, or until he/she resigns or has been removed in the manner hereinafter provided.

     SECTION 3. REMOVALS. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time whenever in its' judgment the best interests of the Corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, or the person so removed.

     SECTION 4. VACANCIES. All vacancies in any of office shall be filled by the Board of Directors without undue delay, at any regular meeting, or at a meeting specially called for that purpose.


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


     SECTION 5. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business of the Corporation and over its' several officers, subject, however, to the control of the Board of Directors. He/she may sign, with the Treasurer or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and in general shall perform all duties incident to the duties of the President, and such other duties as from time to time may be assigned to him/her by the Board of Directors.

     SECTION 6. VICE PRESIDENT. The Vice President shall in the absence or incapacity of the President, or as ordered by the Board of Directors, perform the duties of the President, or such other duties or functions as may be given to him by the Board of Directors from time to time.

     SECTION 7. TREASURER. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and deposit the same in the name of the Corporation in such bank or trust company as the Board of Directors may designate; he may sign or countersign all checks, drafts and orders for the payment of money and may pay out and dispose of same under the direction of the Board of Directors, and may sign or countersign all notes or other obligations of indebtedness of the Corporation; he/she may sign with the President or Vice President, certificates for shares of stock of the Corporation; he/she shall at all reasonable times exhibit the books and accounts to any director or stockholder of the Corporation under application at the office of the Company during business hours; and he/she shall, in general, perform all duties as from time to time may be assigned to him/her by the President or by the Board of Directors. The Board of Directors may at its discretion require that each officer authorized to disburse the funds of the Corporation be bonded in such amount as it may deem adequate.

     SECTION 8. SECRETARY. The Secretary shall keep the minutes of the meetings of the Board of Directors and also the minutes of the meetings of the stockholders: he/she shall attend to the giving and serving of all notices of the Corporation and shall affix the seal of Corporation to all certificates of stock, when signed and countersigned by the duly authorized officers; he/she may sign

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


certificates for shares of stock of the Corporation: he/she may sign or countersign all checks, drafts and orders for the payment of money; he/she shall have charge of the certificate book and such other books and papers as the Board may direct; he/she shall keep a stock book containing the names alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, the time when they respectively became the owners thereof and the amount paid thereof; and he/she shall in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

     SECTION 9. OTHER OFFICERS. The Board of Directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

     SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, as may be required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or Vice President certificates for shares of the capital stock of the Corporation, issued of which shall have been authorized by resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries shall, in general, perform such duties as may be assigned to them by the Treasurer or the Secretary respectively, or by the President or by the Board of Directors.


                                   ARTICLE VI

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Except as hereinafter stated otherwise, the Corporation shall indemnify all of its' officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.


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


                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its' name unless authorized by the Board of Directors or approved by loan committee appointed by the Board of Directors and charged with the duty of supervising investments. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. A check, draft or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolutions of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                  ARTICLE VIII

                                  CAPITAL STOCK

     SECTION 1. CERTIFICATE FOR SHARES. Certificates for shares of stocks of the Corporation shall be in such form as shall be approved by the incorporators or by the Board of Directors. The certificates shall be numbered in the order of their issue, shall be signed by the President or Vice President and by the Secretary or the Treasurer, or by such other person or officer as may be designed by the Board of Directors; and the seal of the Corporation shall be affixed thereto, which said signatures of the duly designated officers and of the seal of the Corporation. Every certificate authenticated by a facsimile of such signatures and seal must be countersigned by a Transfer Agent to be appointed by the Board of Directors, before issuance.

     SECTION 2. TRANSFER OF STOCK. Shares of the stock of the Corporation may be transferred by the delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by written power of attorney to sell, assign, and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed and shall be transferable on the books of the Corporation upon surrender thereof so signed or endorsed. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all rights of ownership with respect to such shares.

     SECTION 3. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient not inconsistent with the Bylaws or with the Articles of Incorporation, concerning the issue, transfer and registration of the certificates for shares of stock of the Corporation. If may appoint a transfer agent or registrar of transfers, or both, and it may require all certificates to bear the signature of either or both.

     SECTION 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


                                   ARTICLE IX

                                    DIVIDENDS

     SECTION 1. The Corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or otter notice thereof, except as expressly provided by the laws of Nevada.

     SECTION 2. Dividends on the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

     SECTION 3. The Board of Directors may close the transfer books in its discretion for a period not exceeding fifteen (15) days preceding the date fixed for holding any meeting, annual or special of the stockholders, or the day appointed for the payment of a dividend.

     SECTION 4. Before payment of any dividend or making any distribution of profits, there may be set aside out of funds of the Corporation available for dividends, such sum or sums as the Directors may from time to time, in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


                                    ARTICLE X

                                      SEAL

     The Board of Directors shall provide a Corporate Seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its' incorporation and the words "Corporate Seal, State of Nevada".


                                   ARTICLE XI

                                   FISCAL YEAR

     The fiscal year of the Corporation shall end on the 31st day of December of each year.


                                   ARTICLE XII

                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these Bylaws, or under the laws of the State of Nevada, or under the provisions of the Articles of Incorporation, a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XIII

                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the stockholders by a vote of the stockholders owning a majority of the shares and entitled to vote thereat. These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board of Directors of the Corporation (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the Directors present at the meeting at which a quorum is present, by any such amendment shall not be inconsistent with or contrary to the provision of any amendment adopted by the stockholders.

     KNOW ALL MEN BY THESE PRESENTS that the undersigned, being the Secretary of MED MARK, INC. a Nevada corporation hereby acknowledges that the above and foregoing Bylaws were duly adopted as the Bylaws of said Corporation on the 12th day of November, 1996.

     IN WITNESS WHEREOF, I hereunto subscribe my name this 12th day of November, 1996.

/S/ STANLEY K. STILWELL
-----------------------
STANLEY K. STILWELL, PRESIDENT
SECRETARY/TREASURER AND DIRECTOR

[STAMP]


                           ARTICLES OF INCORPORATION

                                       OF

                                 MED MARK, INC.


     FIRST. The name of the corporation is:

                                 MED MARK, INC.

     SECOND. It's registered office in the State of Nevada is located at 7604 Delaware Bay Drive, Las Vegas, Nevada 89128, that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

          (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

          (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

          (C) Shall have power to have succession by it's corporate name for the period limited in it's certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and it's affairs wound up according to law.

          (D) Shall have the power to effect litigation in it's own behalf and interest in any court of law.

          (E) Shall have power to make contracts.

          (F) Shall have power to hold, purchase and convey real and personal estate and mortgage or leased any such real and personal estate with it's franchises. The power to hold real and legality of the document.

          (G) Shall have power to appoint such officers an agents as the affairs of the corporation shall require, and to allow them suitable compensation.

          (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of it's affairs and property, the transfer of it's stock, the transaction of it's business, and the calling and holding of meetings of it's stockholders.

          (I) Shall have power to dissolve itself.

          (J) Shall have power to adopt and use a common seal or stamp, and alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such sue or nonuse shall not in any way affect the legality of the document.

          (K) Shall have power to borrow money and contract debts when necessary for the transaction of it's business, or for the exercise of it's corporate rights, privileges or franchises, or for any other lawful purpose of it's incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, or for money borrowed, or in payment for property purchased or acquired, of for any other lawful object.

          (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership including the right to vote, if any.


                                        2

          (M) Shall have power to purchase, hold, sell and transfer shares of it's own capital stock and use therefor it's capital, capital surplus, surplus, or other property or fund.

          (N) Shall have power to conduct business, have one or more offices, and hold, purchase mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and foreign countries.

          (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in it's certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

          (P) Shall have power to make donations for the public welfare or for charitable scientific or educational purposes.

          (Q) Shall have power to enter into partnerships, general or limited, or joint ventures in connection with any lawful activities.

     FOURTH. The aggregate number of shares the corporation shall have authority to issue shall be TWENTY FIVE M1LLION (25,000,000) shares of common stock, par value one mil ($.00l) per share, each share of common stock having equal rights and preferences, voting privileges and preferences.

     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

     The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

         Name                                  Address

         Stanley K. Stilwell                   7604 Delaware Bay Drive
                                               Las Vegas, Nevada 89128

     SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

         Name                                  Address

         Stanley K. Stilwell                   7604 Delaware Bay Drive
                                               Las Vegas, Nevada 89128

     EIGHTH. The resident agent for this corporation shall be:

                              STANLEY K. STILWELL

The address of said agent, and the registered or statutory address of this corporation in the state of Nevada shall be:

                             7604 Delaware Bay Drive
                             Las Vegas, Nevada 89128

     NINTH. The corporation is to have perpetual existence.

     TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or amend the By-Laws of the Corporation.

          To fix the amount to be reserved as working capital over and above it's capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.


                                       4

     By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees shall have such name, or names as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

     When and as authorized by the affirmative vote of the stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including it's goodwill and it's franchises, upon such terms and conditions as it's Board of Directors deems expedient and for the best interests of the Corporation.

     ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in it's discretion it shall deem advisable.

     TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of it's stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Articles by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions to such repeal or modification.

                                       5

     THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Incorporator herein before named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of November, 1996.

                                              /s/ STANLEY K. STILWELL
                                              ---------------------------------
                                                  Stanley K. Stilwell


STATE OF NEVADA   )
                  :ss.
COUNTY OF CLARK

     On this the 5th day of November, 1996, in Las Vegas, Nevada, before me, the undersigned, a Notary Public in and for Clark County, State of Nevada personally appeared Stanley K. Stilwell known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

                                             /s/ JAMES BOLANDER
                                             -----------------------------------
[NOTARY SEAL]                                Notary Public



I, Stanley K. Stilwell, hereby accept as Resident Agent for the previously named Corporation.


                                              /s/ STANLEY K. STILWELL
11/5/96                                       ---------------------------------
Date                                              Stanley K. Stilwell


                                       6

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 MED MARK, INC.


     Med Mark, Inc., a Nevada corporation (the "Company"), by and through its undersigned President and Secretary hereby execute this certificate calling for the following amendment to the Articles of Incorporation of the Company:

     Section FIRST of the Articles of Incorporation is amended to read in its entirety as follows:

         FIRST,     The name of the corporation is:

                            ELAST TECHNOLOGIES, INC.

     The foregoing amendment was approved by a resolution of the Board of Directors of the Company on June 18, 1998, and by the shareholders of the Company on June 29, 1998. The outstanding voting shares of the Company on June 29, 1998, totaled 1,230,000 of which 840,000 were represented at the meeting and all of which voted in favor of the amendment.

     DATED this 29th day June, 1998.

                           /s/ C. BRENTON WOODS
                           -------------------------
                           C. Brenton Woods, President


                           /s/ RUSSELL SEEDBORG
                           -------------------------
                           Russell Seedborg, Secretary

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

     This Certificate of Amendment was acknowledged and witnessed before me this 29th day of June, 1998, by C. Brenton Woods.

[NOTARY SEAL]                      /s/ [ILLEGIBLE]
                                   --------------------
                                   Notary Public


STATE OF NEVADA    )
                   :ss
COUNTY OF CLARK    )

     This Certificate of Amendment was acknowledged and witnessed this 17 day of July, 1998, by Russell Seedborg.


                                  /s/ SUSAN ALPERT
                                  ----------------------
                                  Notary Public

                                     [NOTARY SEAL]